EXHIBIT 2.1


               AGREEMENT TO FURNISH OMITTED SCHEDULES

          Fleming Companies, Inc. hereby agrees, upon request, to provide to the Securities and Exchange Commission on a supplemental basis a copy of any schedule to the Stock Purchase Agreement, dated as of July 15, 1994, by and between Fleming Companies, Inc. and Franz Haniel & Cie. GmbH which was omitted from the registrant's filing on Form 8-K.

                              FLEMING COMPANIES, INC.



Dated:  August 1, 1994        By:  /s/  Donald N. Eyler
                                   Donald N. Eyler
                                   Senior Vice President-
                                   Controller